UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1525 Pointer Ridge Place
Bowie, Maryland		20716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 301-430-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5-Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 29, 2019, Old Line Bancshares, Inc. held a special meeting of its stockholders at which its stockholders voted on the following matters:

(1)	To approve the merger of Old Line Bancshares, Inc. with and into Wesbanco, Inc., with Wesbanco, Inc. as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of July 23, 2019, as it may be amended from time to time, by and among Wesbanco, Inc., Wesbanco Bank, Inc., a wholly-owned subsidiary of Wesbanco, Inc., Old Line Bancshares and Old Line Bank.

Votes For	12,685,848
Votes Against	117,238
Abstentions	165,440
Broker Non-Votes	-

(2)	To approve, in a non-binding advisory vote, the compensation payable to the named executive officers of Old Line Bancshares in connection with the merger.

Votes For	9,054,977
Votes Against	3,594,823
Abstentions	318,726
Broker Non-Votes	-

(3)	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the special meeting to approve the proposal to approve the merger.

Votes For	12,156,064
Votes Against	611,146
Abstentions	201,316
Broker Non-Votes	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: October 30, 2019	By:	/s/ Elise M. Adams
Elise M. Adams, Executive Vice President and Chief Financial Officer